Exhibit 99.1

FOR IMMEDIATE DISTRIBUTION
Media Contact Information: Ron O’Brien Thermo Fisher Scientific	Investor Contact Information: Rafael Tejada Thermo Fisher Scientific
Phone: 781-622-1242	Phone: 781-622-1356
E-mail: ron.obrien@thermofisher.com	E-mail: rafael.tejada@thermofisher.com

Thermo Fisher Scientific Completes Acquisition of PPD, Inc.

WALTHAM, Mass., (December 8, 2021)—Thermo Fisher Scientific Inc. (NYSE: TMO), the world leader in serving science, today announced that it has completed its acquisition of PPD, Inc. (Nasdaq : PPD), a leading global provider of clinical research services to the biopharma and biotech industry, for $17.4 billion.

“We are very excited to officially welcome our PPD colleagues to Thermo Fisher Scientific,” said Marc N. Casper, chairman, president and chief executive officer of Thermo Fisher Scientific. “Expanding our value proposition for our biotech and pharmaceutical customers with the addition of PPD’s leading clinical research services advances our work in bringing life-changing therapies to market, benefitting patients around the world.”

As previously announced, the transaction is expected to contribute $1.50 to Thermo Fisher’s adjusted earnings per share in 2022.1 Details of the 2021 impact will be provided during Thermo Fisher’s fourth quarter earnings call in early 2022.

Thermo Fisher continues to expect to realize total synergies of approximately $125 million by year three following close, consisting of approximately $75 million of cost synergies and approximately $50 million of adjusted operating income benefit from revenue-related synergies. In connection with the acquisition, Thermo Fisher will also assume approximately $3.0 billion in net debt of PPD. All assumed debt will be retired in connection with the closing of the transaction.2

With the addition of PPD, Thermo Fisher will offer a comprehensive suite of world-class services across the clinical development spectrum—from scientific discovery, to assessing safety, efficacy, and health care outcomes, to managing clinical trial logistics, to the development and manufacturing of the drug product.

In connection with the completion of the transaction, PPD’s common stock ceased trading on Nasdaq prior to the opening of trading today. PPD will become part of Thermo Fisher’s Laboratory Products and Services Segment.

[1]	Adjusted earnings per share is a non-GAAP measure that excludes certain items detailed later in this press release under the heading “Use of Non-GAAP Financial Measures.”
[2]

This includes PPD’s outstanding 4.625% Senior Notes due 2025 and 5.000% Senior Notes due 2028 issued by Jaguar Holding Company II and PPD Development, L.P. and guaranteed by PPD, the holders of which have been notified that PPD will redeem all of such notes at the redemption prices specified in the governing indenture, plus interest through the redemption date December 18, 2021.

About Thermo Fisher Scientific

Thermo Fisher Scientific Inc. (NYSE: TMO) is the world leader in serving science, with annual revenue of approximately $40 billion. Our Mission is to enable our customers to make the world healthier, cleaner and safer. Whether our customers are accelerating life sciences research, solving complex analytical challenges, increasing productivity in their laboratories, improving patient health through diagnostics or the development and manufacture of life-changing therapies, we are here to support them. Our global team of more than 100,000 colleagues delivers an unrivaled combination of innovative technologies, purchasing convenience and pharmaceutical services through our industry-leading brands, including Thermo Scientific, Applied Biosystems, Invitrogen, Fisher Scientific, Unity Lab Services, Patheon and PPD. For more information, please visit www.thermofisher.com.

Forward-looking Statements

This communication contains forward-looking statements that involve a number of risks and uncertainties. Words such as “believes,” “anticipates,” “plans,” “expects,” “seeks,” “estimates,” and similar expressions are intended to identify forward-looking statements, but other statements that are not historical facts may also be deemed to be forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by forward-looking statements include risks and uncertainties relating to: the duration and severity of the COVID-19 pandemic; any natural disaster, public health crisis or other catastrophic event; the need to develop new products and adapt to significant technological change; implementation of strategies for improving growth; general economic conditions and related uncertainties; dependence on customers’ capital spending policies and government funding policies; the effect of economic and political conditions and exchange rate fluctuations on international operations; use and protection of intellectual property; the effect of changes in governmental regulations; and the effect of laws and regulations governing government contracts, as well as the possibility that expected benefits related to recent or pending acquisitions, including the acquisition, may not materialize as expected; PPD’s business experiencing disruptions as a result of the acquisition or due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, customers, other business partners or governmental entities; difficulty retaining key employees; and the parties being unable to successfully implement integration strategies or to achieve expected synergies and operating efficiencies within the expected time-frames or at all. Additional important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in Thermo Fisher’s Annual Report on Form 10-K for the year ended December 31, 2020, which is on file with the U.S. Securities and Exchange Commission (“SEC”) and available in the “Investors” section of Thermo Fisher’s website, ir.thermofisher.com, under the heading “SEC Filings,” and in any subsequent Quarterly Reports on Form 10-Q and other documents Thermo Fisher files with the SEC, and in PPD’s Annual Report on Form 10-K for the year ended December 31, 2020, on file with the SEC, and its subsequent Quarterly Reports on Form 10-Q and in other documents PPD filed with the SEC. While the company may elect to update forward-looking statements at some point in the future, the company specifically disclaims any obligation to do so, even if estimates change and, therefore, you should not rely on these forward-looking statements as representing the company’s views as of any date subsequent to today.

Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), Thermo Fisher uses certain non-GAAP financial measures, including adjusted EPS, which excludes certain acquisition-related costs, including charges for the sale of inventories revalued at the date of acquisition and significant transaction costs; restructuring and other costs/income; amortization of acquisition-related intangible assets; certain other gains and losses that are either isolated or cannot be expected to occur again with any regularity or predictability, tax provisions/benefits related to the previous items, benefits from tax credit carryforwards, the impact of significant tax audits or events, equity in earnings of unconsolidated entities and the results of discontinued operations. Thermo Fisher excludes the above items because they are outside of the company’s normal operations and/or, in certain cases, are difficult to forecast accurately for future periods. Thermo Fisher believes that the use of non-GAAP measures helps investors to gain a better understanding of the company’s core operating results and future prospects, consistent with how management measures and forecasts the company’s performance, especially when comparing such results to previous periods or forecasts.

This press release shall not constitute a notice of redemption with respect to, or an offer to purchase or sell (or the solicitation of an offer to purchase or sell) any PPD notes.

###